                                                                   EXHIBIT 10.57



                               MARKET AGREEMENT


BETWEEN


          Stamps.com Inc., carrying on business at 3420 Ocean Park Boulevard, Suite 1040, Santa Monica, California 90405 (hereinafter referred to as the "Client")

                                      AND

          Cydcor Limited, carrying on business at 155 Gordon Baker Road, Suite 212, Willowdale, Ontario, M2H 3N5 (hereinafter referred to as the "Manager")

In consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

1.   Background
     ----------

     a) The Client develops and publishes certain proprietary client executable Internet postage software (hereinafter referred to as the "Software"), and operates a web site and Internet service where Internet users may print postage and purchase related products electronically (hereinafter referred to as the "Service'), and wishes the Manager to organize and manage direct sales throughout the United States (the "Territory") to distribute the Software and to register end users (hereinafter referred to as "Customers") for the Service.

     b) The Manager has expertise in the organization and management of direct sales campaigns through independent corporate distributors and their respective independent distributors (hereinafter collectively referred to as the "Network").

     c) The Client desires to retain the Manager to distribute the Software through the Network, and the Manager has agreed to distribute the Software, subject to the terms and conditions set forth herein.

2.   Authorization by Client and Obligations of the Manager
     ------------------------------------------------------

     a) During the Term, and subject to the terms and conditions set forth herein, Client hereby appoints the Manager and Manager hereby accepts appointment as a nonexclusive distributor of the Software in the Territory.

     b) During the Term, Manager through its Network, shall use its best efforts to promote the Software in the Territory. Manager shall use its best efforts in ensuring that the Network is provided with sufficient information and resources as provided to it by Client to acquaint the Network with the Software and Service and the rates and promotions available to Customers. The Client acknowledges that the Network is composed of independent businesses distinct from that of the Manager and that the Network is not an employee, joint venture or partner of the Manager. Notwithstanding the foregoing, the Manager hereby agrees to enter into a written agreement with each participating independent corporate distributor comprising the Network which is at least as protective of the Client as the terms and conditions set forth herein; and the Manager further agrees to diligently enforce such agreements.

     c) During the Term the Manager is responsible for payment of all amounts due to the Network.

     d) All Customer applications shall be substantially in the form attached hereto as Exhibit A (hereinafter referred to as the "Application"). The
               ---------
     Application forms shall be printed at the Client's cost. The Manager shall transmit to the Client (in both electronic and paper format), on at least a weekly basis, all completed Applications obtained by the Network. The information contained in each Customer Application shall be deemed the Confidential Information of the Client, and may not be used or disclosed by Manager for any purpose without the prior written consent of Client.

     e) The Manager shall use only the pricing specified by the Client. The Manager shall not impose any additional indirect or direct charge upon any Customer relating to the Client's Service or Software. In addition, the Manager shall not extend to any Customer any warranty or representation with respect to the Software or Service, other than those expressly made by Client in the applicable end user license agreement accompanying the Software.

     f) The Manager shall sell and market the Services and Software, which are the subject of this Agreement under the trade names, service marks, brands, and trademarks (collectively, the "Marks") designated by the Client, and may use such Marks when making reference to Client in its internal bulletins and memos, as well as on the identification apparel or accessories worn by the independent distributors. The Manager acknowledges that the Marks belong to Client and that the Manager shall have no rights in such Marks except for the purposes set forth in this Agreement. Client may not alter, modify or change the Marks. Any goodwill arising out of the use of the Marks hereunder shall inure to the benefit of the Client.

     g) The Manager shall distribute copies of the Software to Customers only in the original, unopened product packaging as delivered by the Client to the Manager.

     h) During the Term, the Manager agrees that it will not distribute any other software or product that is used to sell, purchase or otherwise distribute postage (a Competitive Product), and that Client shall be the only entity offering mailing services which is promoted by the Manager. In addition, for a period of ninety (90) days following the Term, Manager agrees that it will not enter into an agreement or arrangement for the distribution of a Competitive Product with any other entity.

     i) Subject only to the limited rights and licenses expressly granted to the Manager in this Agreement, the Client shall retain all right, title and interest in and to the Software and each copy thereof, and all intellectual property rights (patent, trade secret, copyright, trademark and similar rights) with respect thereto. The Manager agrees not to reverse engineer, reverse assemble, decompile, or otherwise attempt to derive source code from the Software, nor authorize or permit any third party to do so. No right to modify or otherwise prepare derivative works of the Software is granted.

     j) Manager shall use best efforts to commence distribution of the Software in accordance with the schedule set forth in Exhibit B attached
                                                           ---------
     hereto. Manager shall provide Client with reports on a periodic basis containing, at a minimum and without limitation, a list of the metropolitan areas in which the Software is being distributed, and the number of independent distributors per area.

     k) Manager shall ensure that each independent distributor distributing Software wears an identification badge indicating, at a minimum and without limitation: (a) the company such distributor represents, and (b) that such distributor is an authorized distributor of Client.

     l) Manager and Client shall enter into a written agreement with a third party verification service ("Verification Service") reasonably acceptable to both parties. Manager shall cause each independent distributor to verbally confirm with the Verification Service each Customer registration, at the time of such registration, pursuant to a verification procedure reasonably acceptable to both parties. Manager shall cause the Verification Service to provide Client with a weekly report (the "Verification Service Report") containing, at a minimum and without limitation, the information set forth in Exhibit C attached hereto. This information is to be provided
                  ---------
     in electronic format within two (2) business days after each Friday summarizing data for the week ended on Friday. Manager shall bear the cost and expense of all fees related to the use of such Verification Service. Any and all information relating to Customers or potential Customers obtained by Manager from the Verification Service shall be deemed the Confidential Information of the Client, and may not be used or disclosed by Manager for any purpose without the prior written consent of Client.

3.   Obligations of the Client
     -------------------------

     a)   The Client will do the following, all at its own expense:

          i) promptly provide Application forms and promotional material in a mutually agreed upon format, as may be revised solely by the Client from time to time, (and any other necessary or desirable forms) to the Manager in such reasonable quantity as may be requested by the Manager from time to time. Client shall consider in good faith any applicable requests received from Manager regarding revisions to the Application;

          ii) provide Manager with weekly reports containing, at a minimum and without limitation, data describing the aggregate number of New Customers (as defined in Exhibit D) generated during such period (by service plan type) segregated by independent distributor. This information is to be provided in electronic format within two (2) to five (5) business days of receipt of all of the following information: the Verification Service Report, the Applications and all necessary Customer information (the "Required Information"). Manager acknowledges that the timeliness and accuracy of such reports is dependent on, among other things, the timely receipt by Client of such Required Information;

          iii) provide the Manager and the Network with such support services as the Manager may reasonably require from time to time and current up to date information relating to the Service and Software, the solicitation of Customers and the provision of the Service and/or Software to the Customers solicited, immediately upon such information becoming available, so as to enable the Manager and the Network to effectively, knowledgeably and professionally solicit Applications;

          iv) use commercially reasonable efforts to process and promptly approve or reject, in accordance with Client's general procedures and sales policies, all Customers which are submitted by the Manager within five (5) business days of receipt of all required information from such Customers. Manager acknowledges however, that Client is dependent on the United States Postal Service for the timeliness of Application processing, and as such, the failure to meet the above-referenced time period shall not be deemed a breach of this Agreement by Client. Notwithstanding the foregoing, any Customer not rejected within five (5) business days following Client's receipt of the Required Information related to such Customer shall be deemed to have been accepted and shall constitute a New Customer for purposes hereof;

          v) provide the Service to all Customers whose Applications are accepted promptly and strictly in accordance with the Client's written representations made to the Customer;

          vi) complete all registration, filing, licensing and similar procedures required in the Territory including filing, licensing and registration required with respect to any trademark or trade name of the Client; and

          vii) ****

     b) The Client will not charge higher rates for the Services to the Customers obtained through the Network who deal with the Manager than are charged to other Customers receiving similar services.

4.   Fees Payable to the Manager
     ----------------------------

     In order to compensate the Manager for its services and reimburse the Manager for the amounts to be paid by it to the Network, the Client will pay to the Manager the fees set forth in Exhibit D attached hereto, as such
                                              ---------
     Exhibit may be amended from time upon the mutual agreement of the parties.

5.   Representations, Warranties and Indemnities; Limitation of Liability
     --------------------------------------------------------------------

     a) Each of the Client and the Manager hereby represents and warrants to the other as follows:

          i) The execution, delivery and performance of and compliance with this Agreement by such party does not and will not conflict with, or constitute a default under any contract, agreement, instrument, order, statute, rule or regulation applicable to it.

          ii) It has the right, power and authority to enter into this Agreement and fully perform its obligations under the Agreement.

     b)   Client hereby represents and warrants to the Manager as follows:

          i) It is and will be duly authorized and capable of carrying out and performing and will carry out and perform all of its obligations to Customers as set out, agreed upon or represented in the Application, or any Client advertising or promotional material relating or referring to the Services and rates relating thereto.

          ii) It has the right and authority to use and exploit all of the Client trademarks, logos, copyrighted material and other intellectual property used or to be used during the currency of this Agreement in its Applications, promotional material and Services and that the use of same by the Manager and its Network in conjunction with the performance of the duties and obligations contemplated by this Agreement, and solely in accordance with the terms and conditions set forth in this Agreement, will not infringe upon the rights of any third party.

     b) Except as expressly set forth above, Client and Manager make no other warranties, express, implied, statutory or otherwise, with respect to the subject matter hereof.

     d) Without limiting the other parties' other available rights and remedies, each party hereby agrees to indemnify, defend and hold harmless the other party, and their respective affiliates, subsidiaries, independent distributors, directors, officers, employees, agents, subcontractors successors, and assigns, or any of them from and against any and all third party claims, damages, liabilities, costs (including reasonable legal fees and disbursements) and expenses finally awarded against the indemnified party (or amounts agreed to in settlement) to the extent based on such a
---------------------
[*] Confidential information has been omitted and separately filed with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     claim, resulting from, arising out of, or in any way connected with the indemnifying party's breach of any warranty or representation set forth in this Section 5; provided that (i) the indemnified party notifies the indemnifying party promptly in writing of the claim, (ii) the indemnifying party has sole control of the defense and all related settlement negotiations, and (iii) the indemnified party provides the indemnifying party with reasonable assistance and information to perform the above at the indemnifying party's expense.

     e) Client shall defend and/or settle any claim, suit or proceeding brought by a third party against Manager resulting from a claim that the Software infringes any United States patent, or any copyright or trade secret rights of a third party (except to the extent that Manager is responsible under Subsection (f) below), and Client shall pay all damages finally awarded or settlement amounts entered into against Manager to the extent based on such a claim (including payment of reasonable attorney's fees, court costs and costs of other professionals); provided that (i) Manager notifies Client promptly in writing of the claim, (ii) Client has sole control of the defense and all related settlement negotiations, and (iii) Manager provides Client with reasonable assistance and information to perform the above at Client's expense. If the Software, or any part thereof, is, or in the opinion of Client may become, the subject of any claim for infringement, then Client may, at its option and expense, either (i) substitute a substantially equivalent non-infringing item, (ii) modify the infringing item so that it no longer infringes but remains functionally equivalent,
     (iii) obtain for Manager the right to continue using such item, or (iv) if it is not commercially reasonable to take the actions specified in items
     (i)-(iii) above, terminate this Agreement and Manager's licenses hereunder. In the event that Client substitutes a non-infringing item pursuant to (i) above, or modifies the Software pursuant to (ii) above, Manager shall, on a going-forward basis, immediately cease the distribution of the outdated Software and begin distribution of the new Software. The foregoing provisions of this Subsection (e) state the entire liability and obligation of Client, and the exclusive remedy of Manager, with respect to the infringement of any patent, copyright, trade secret or other intellectual property right by the Software.

     (f) Manager shall defend and/or settle any claim, suit or proceeding brought by a third party against Client resulting from Manager's negligence or willful misconduct with respect to the distribution of the Software, and Manager shall pay all damages finally awarded or settlement amounts entered into against Client to the extent based on such a claim (including payment of reasonable attorney's fees, court costs and costs of other professionals); provided that (i) Client notifies Manager promptly in writing of the claim, (ii) Manager has sole control of the defense and all related settlement negotiations, and (iii) Client provides Manager with reasonable assistance and information to perform the above at Manager's expense.

     In no event will any Party be liable to the other for indirect, incidental, or special damages, lost profits, lost savings, or any other consequential damages, arising out of or related to this Agreement, however caused, and whether arising under contract, tort (including negligence) or any other theory of liability. In no event shall either party's aggregate liability under this Agreement (except for damages arising under Sections 5(d)-(f) and 9) exceed the total amounts paid to Manager under this Agreement. The limits set forth herein will apply even if the party has been advised of the possibility of such damages.

     g) The Parties acknowledge and agree that the representations, warranties and indemnities contained in this Article 5 shall survive the termination of this Agreement.

6.   Relationships
     -------------

     a) This Agreement does not create, imply or purport to create any relationship, present or future, contractual or otherwise between the Manager and the Network, or the Customer; nor should it constitute a base for any discussion for future contracts or business between the parties.

     b) The parties are independent contractors. Neither party shall be deemed to be an employee, agent, joint venture or partner of the other for any purpose and neither shall have any right, power, or authority to create any obligation or responsibility on behalf of the other.

     c) The Manager or the Network is not a provider of the above-described Service and does not undertake to the Client to provide any service or fulfil any obligation to any Customer.

7.   Notice
     ------

     Any notice to be delivered to either of the Parties by the other, shall be in writing, and given by registered mail, facsimile transmission, telegram or in person, addressed as follows:


     To the Client:
                    Stamps.com Inc.
                    3420 Ocean Park Boulevard, Suite 1040
                    Santa Monica, California USA 90405
                    Attention: Senior Vice President, Business Development
                    Phone:  310-581-7200
                    Fax No.:   310-314-8559

     With a copy to Stamps.com Inc. Legal Department at the same address,
                    Attention: Michelle Strear
                    Fax No.:  310-314-8559

     To the Manager:
                    Cydcor Limited
                    155 Gordon Baker Road, Suite 212
                    Willowdale, Ontario
                    M2H 3N5
                    Attention:   Mr. Berney Silverberg
                    ----------
                    Fax No.:  (416) 493-6153

     With a copy to:
                    DS-MAX International Inc.
                    250 Granton Drive
                    Richmond Hill, Ontario
                    L4B 1H7
                    Attention:  Mr. Avie Roth
                    ---------
                    Fax No.:  (905) 764-1570

     and shall be deemed to have been received by the addressee on the 4/th/ day following the date of posting, in the case of registered mail (return receipt requested, postage prepaid), immediately upon transmission, in the case of confirmed facsimile transmission or telegram, and upon receipt in the case of personal delivery. The Parties may, by notice, in writing, vary the address for delivery of notices pursuant to this Agreement.

8.   Term and Termination

This Agreement shall commence on the Effective Date and shall continue in full force and effect until June 30, 2000 (the "Term"), unless earlier terminated pursuant to the terms hereof. This Agreement may be renewed for successive three
(3) month periods upon the mutual written agreement of the parties.

     a)     This Agreement may be terminated by either party upon written notice
     -
if the other party (a) breaches any material term or condition of this Agreement and fails to remedy the breach within fifteen (15) days after being given written notice thereof, (b) ceases to function as a going concern or to conduct operations in the normal course of business, or (c) has a petition filed by or against it under any state or federal bankruptcy or insolvency laws (or their foreign equivalents).

     b)   Client may immediately terminate this Agreement upon written notice to
     -
Manager if the United States Postal Service revokes any approval necessary for Client to conduct its business, as determined by Client in its sole discretion.

     c)   The following provisions shall survive termination of this Agreement
     -
for any reason: 2(h), 2(i), 5-7, 8(d), and 9-11. In addition, upon the termination of this Agreement for any reason, Manager shall immediately (i) cease distribution of the Software, (ii) return to Client all copies of the Software in its possession or control in the original, unopened product packaging, and (iii) return to Client or destroy all Confidential Information of Client in its possession or control, including without limitation all Applications, Verification Service Reports and Customer information, and certify in writing to Client that all copies, extracts or derivatives of such information have either been returned or destroyed.

9.   Confidential Information

      "Confidential Information" means this Agreement and all proprietary information disclosed by either party (the "Disclosing Party") to the other party (the "Receiving Party"), in writing, orally or by inspection of tangible media, which, if in writing or other tangible form, is marked as "Confidential" or a similar designation. Confidential Information shall not include any information which (a) was publicly known prior to the time of disclosure by the Disclosing Party; (b) becomes publicly known after disclosure by the Disclosing Party through no wrongful action or omission of the Receiving Party; (c) was already in the possession of the Receiving Party at the time of disclosure by the Disclosing Party; (d) is obtained by the Receiving Party from a third party without breach of such third party's obligations of confidentiality; or (e) is independently developed by the Receiving Party without access to the Disclosing Party's Confidential Information. The Receiving Party agrees (i) not to use or disclose to any third party the Disclosing Party's Confidential Information for any purpose other than as contemplated by this Agreement, and (ii) to use reasonable efforts to protect the secrecy of and avoid unauthorized use and disclosure of the Disclosing Party's Confidential Information, including without limitation, using at least the same degree of care it uses to protect its own Confidential Information. Notwithstanding the foregoing, the Receiving Party may use or disclose Confidential Information of the Disclosing Party to the extent necessary to exercise its rights or fulfill its obligations hereunder, and/or to comply with applicable governmental regulations; provided that if the Receiving Party is required by law to make any public disclosures of Confidential Information of the Disclosing Party, to the extent it may legally do so, it will give reasonable advance notice to the Disclosing Party of such disclosure and will use its reasonable efforts to secure confidential treatment of Confidential Information prior to its disclosure.

10.  Governing Laws
     --------------

     This Agreement shall be governed by the laws of the State of California, without reference to its conflict of law principles.

11.  General
     -------

     a)   Export Regulations.  Manager acknowledges that the Software utilizes
     -----------------------
Secure Sockets Layer 128-bit data encryption technology which is subject to U.S. government export restrictions, including but not limited to the Export Administration Regulations of the U.S. Department of Commerce (15 CFR Parts 730-
774), which prohibit the export of the Software without a license or an applicable license exception. Distributor shall abide by all U.S. government export restrictions, including but not limited to the Export Administration Regulations. Without limiting the foregoing, Manager shall not directly or indirectly export or re-export the Software outside of the United States or Canada, or to any person or entity subject to U.S. government export restrictions.

     b)   Headings.  The section headings are for convenience of reference only
     -------------
and shall in no way affect the interpretation of this Agreement.

     c)   Press Release. Except as required by law or as expressly set forth
     ------------------
herein, the Manager shall not make any public statement, press release or other announcement relating to the terms or existence of this Agreement, or the business relationship of the parties, without the prior written consent of the Client.

     d)   Force Majeure.  Neither party will be liable for any failure or delay
     ------------------
in its performance under this Agreement due to causes which are beyond its reasonable control, including Client's failure to obtain or maintain any necessary governmental approval required in connection with the performance of its obligations hereunder.

     e)   No Waiver; Modifications.  No amendment or modification of this
     -----------------------------
Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

     f)   Assignment.  Neither party shall assign this Agreement or any of its
     ---------------
rights or duties under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided however, that either party may assign its rights and obligations hereunder in the event of a change of control or sale of all or substantially all of its assets related to the Agreement, whether by merger, reorganization, operation of law, or otherwise. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of both parties, their successors, administrators, heirs, and permitted assigns. Use of the Network by Manager to distribute the Software shall not constitute an assignment as set forth above.

     g)   Severability.  In the event that any provision of this Agreement is
     -----------------
determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision, and the parties shall negotiate, in good faith, an enforceable substitute provision that most nearly effects the parties' intent in entering into this Agreement.

     h)   Non-solicitation. The parties hereto agree that, during the Term and
     ---------------------
for a period of six (6) months from the date of termination of this Agreement for any reason, they will not solicit for employment any employee or consultant of the other party, without the prior written consent of that party. The foregoing provision will not prohibit general advertising that is not specifically directed to an employee or consultant of the other party.

     i)   Counterparts. This Agreement may be executed in counterparts
     -----------------
(including facsimile), each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

     j)   Entire Agreement.  This Agreement constitutes the complete and
     ----------------------
exclusive understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior or contemporaneous understandings, agreements, and communications, and/or advertising with respect to said subject matter.

IN WITNESS WHEREOF the parties hereto have executed this Agreement this

15th day of May, 2000 ("Effective Date").
----


CYDCOR LIMITED                        STAMPS.COM INC.

By:    /s/ Avie Roth                  By:    /s/ Doug Walner
   -----------------------------         -------------------------------
Name:  Avie Roth                      Name:  Doug Walner
     ---------------------------           -----------------------------
Title: Vice President                 Title: Sr. VP Business Development
      --------------------------            ----------------------------

                                   EXHIBIT A
                                   ---------

                              FORM OF APPLICATION
                              -------------------

                                   EXHIBIT B
                                   ---------

                             DISTRIBUTION SCHEDULE
                             ---------------------


A minimum of *** metropolitan areas, with a minimum of *** independent distributors per area by the end of the **** day period following the Effective Date. The parties intend to add additional areas and independent distributors upon mutual agreement.


[*] Confidential information has been omitted and separately filed with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

                                   EXHIBIT C
                                   ---------

                      FORM OF VERIFICATION SERVICE REPORT
                      -----------------------------------

As a vital element of partnership agreements, Stamps.com will work with the partner organization to create metrics reports that identify business activity related to the partnership. In order to facilitate this activity, the partner organization will need to provide potential customer information contained in their lead or business prospect sheets. This information should both be provided on a regular basis and it should be sent via FTP to ftp.stamps.com
                                                             --------------
(the particular file format for data submission is discussed below). In order to provide the partner with access to the Stamps.com FTP site, Stamps.com will need to receive the organization's static IP address. Once the IP address is received, a login password will be provided to the contact within the partner organization. A folder will also be created at the ftp.stamps.com site to
                                                   --------------
allow the partner to forward the files required to process these reports. A listing of the requested information and an explanation of the "Field Names" column are provided below:

--------------------------------------------------------------------------------
Field Name                  Entry Type      Character Length      Default Value
--------------------------------------------------------------------------------
[Sales Date]                 [date]               (50)                NULL
--------------------------------------------------------------------------------
[MarketingPartner]          [varchar]             (50)                NULL
--------------------------------------------------------------------------------
[MarketingAgent]            [varchar]             (50)                NULL
--------------------------------------------------------------------------------
[CompanyName]               [varchar]             (75)                NULL
--------------------------------------------------------------------------------
[FirstName]                 [varchar]             (75)                NULL
--------------------------------------------------------------------------------
[LastName]                  [varchar]             (75)                NULL
--------------------------------------------------------------------------------
[Address]                   [varchar]             (75)                NULL
--------------------------------------------------------------------------------
[City]                      [varchar]             (75)                NULL
--------------------------------------------------------------------------------
[State]                     [varchar]              (2)                NULL
--------------------------------------------------------------------------------
[ZIP]                       [varchar]             (10)                NULL
--------------------------------------------------------------------------------
[Phone]                     [varchar]             (50)                NULL
--------------------------------------------------------------------------------
[Fax]                       [varchar]             (50)                NULL
--------------------------------------------------------------------------------
[Email]                     [varchar]            (255)                NULL
--------------------------------------------------------------------------------
[Username]                  [varchar]             (50)                NULL
--------------------------------------------------------------------------------


The first two fields relate to the partner organization directly. "MarketingPartner" is always the company name (i.e. if the name of the company is Internet Marketing, the corresponding "MarketingPartner" entry would be "InternetMarketing"), and the "MarketingAgent" field would always be the partner's Account Executive name or number assigned to this particular client (i.e. if the Account Executive's name is Liz Smith and her agent number is, then the entry would be either "LizSmith" or "CA0114"). The remaining fields identify the client-specific data required to track information within the Stamps.com system. The "CompanyName" is the partner's client company name, and the additional fields all relate to that particular client ("FirstName", "LastName", "Address", "City", "State", "ZIP", "Phone", "Fax", "Email" and "User Name").

Due to a variety of data format requirements within Stamps.com, the information that is forwarded for this report process must be provided in tab-delimited, ACSII format only. Any embedded tabs, carriage returns or line feeds must be removed to insure that Stamps.com can process the vendor's lead list. Vendors should provide a file using the following naming convention:
PartnerNameLeadsYYYYMMDDHH.txt.

As an example, suppose that Stamps.com has a partnership agreement with a company called "Internet Marketing". In this example, "Partner Name" would be "InternetMarketing". For further illustration of this file naming convention, a file submitted to Stapms.com by Internet Marketing on June 1, 2000 at 2:00pm would be named "InternetMarketingLeads2000060114.txt".

Please note that improperly named files or files sent in a format other than tab-delimited would not be accepted by the system and would inhibit partnership report generation.

                                   EXHIBIT D

                               PAYMENT SCHEDULE


                                     *****

----------
[*] Confidential information has been omitted and separately filed with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.